UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


        June 7, 2006                      333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       55 York Street
                         Suite #401
                  Toronto, Ontario M5J 1R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 8.01        Other Events

     Yukon Gold Corporation, Inc. announced a drilling program to commence in June of 2006 at its Marg
Property.

Item 9.01        Financial Statements and Exhibits.

    Exhibits

    99.4   Press Release of Yukon
           Gold Corporation, Inc. dated June 6, 2006 entitled, "Yukon Gold Corporation Inc. Announces
           Program to Expand its Current Resource at its VMS
           Deposit in the Yukon."

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         YUKON GOLD CORPORATION, INC.


Date: June 7, 2006       By: /s/Lisa Lacrois
                         Name:  Lisa Lacroix
                         Title: Secretary

Yukon Gold Corporation, Inc. Announces Program to Expand its
      Current Resource at its VMS Deposit in the Yukon

Toronto, Canada, June 6th, 2006, Yukon Gold Corporation, Inc. ("Yukon Gold"), (TSX: YK,
OTCBB: YGDC) is pleased to announce an extensive diamond drill program on its 100% owned Marg Property, a VMS Deposit will commence in mid June. This program is primarily designed to increase tonnage and upgrade a significant portion of the Inferred Resource to the Indicated Resource category. To date, 87 diamond drill holes totaling 24,500 metres have outlined four (4) polymetallic massive sulphide horizons in a 100 metre thick quartz-sericite structure.
In addition, geophysical surveys and follow-up exploration on other property showings are planned.

Archer Cathro & Associates, a consulting engineering firm offering contract mineral development and exploration services for mining companies will oversee the drilling program on the Marg Deposit. Results from the drilling will be published as they are made available and reviewed by Yukon Gold's management team. The Qualified Person supervising this program is R. C. Carne, P. Geo., an independent consultant.

The Marg Deposit (Cu-Pb-Zn-Ag-Au)

The Marg deposit consists of a series of continuous to discontinuous sheets of massive and semi-massive sulphide mineralization. The massive sulphide horizons are up to 23 metres thick and have been traced along a strike length of 1200 metres and up to 700 metres down dip. The horizons remain open to extension at depth and along strike. Up to eight sulphide sheets can occur on a single section although most of the mineralization occurs within four sheets (Zones A-D). Currently, the drill indicated resource at the Marg Deposit is 5,527,000 tonnes, grading 1.76% Copper, 2.46% Lead, 4.6% Zinc, 63g/t silver and 1 g/t gold. The resource was determined by Peter M. Holbek, M.Sc., P.Geo., a qualified person and classified in accordance with NI 43-101 which is stated in the table below:

Zone  Classifi- Average   Tonnes Copper% Lead% Zinc% Silver Gold
      cation    Thickness(m)                         g/t    g/t

A   Indicated   4.8m      57,605  1.93   3.56  6.33  105.14 1.93
    Inferred              75,413  0.68   0.96  2.10  35.22  0.45
B   Indicated   3.7m     785,497  1.70   2.21  4.08  61.90  0.90
    Inferred              80,548  1.46   2.22  4.34  53.29  0.87
C   Indicated   8.6m   1,459,564  1.60   2.45  4.31  73.41  1.21
    Inferred             289,330  1.90   2.10  3.95  60.04  1.26
D   Indicated   5.1m   2,343,521  1.95   2.75  5.26  59.97  0.85
    Inferred             435,488  1.48   1.88  3.80  46.12  0.85

    Total
    Indicated   6.0m   4,646,200  1.80   2.57  4.77  65.08  0.99

    Total
    Inferred    6.0m     880,800  1.55   1.90  3.75  50.42  0.95

About Yukon Gold

Yukon Gold Corporation, Inc. is an active and progressive public exploration and development company. The Company's main focus is its recently acquired VMS deposit (Marg Property) and its Mount Hinton gold and silver exploration project in the Central Yukon Territory of Canada. These properties lie within the Tombstone Gold Belt, world renowned for the discovery of major gold and base metal deposits. The Company recently listed its shares on the TSX and raised sufficient capital to carry out its 2006 property work programs. Currently, there are approximately 16.3 million of the Company's common shares outstanding.

For More Information,

Yukon Gold Corporation, Inc.
Paul Gorman
(416) 865-9869
Toll Free (800) 295-0671
E: pgorman@yukongoldcorp.com

Company Website: www.yukongoldcorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.